UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

SOUTHRIDGE ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-51306

(Commission File Number)

980435537

(I.R.S. Employer Identification Number)

3625 N. Hall Street Suite 900 Dallas, Texas 75219-5106

(Address of principal executive offices, including zip code)

888- 862-2192

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 17, 2007, Ken Milken and Stephen Smith were appointed as directors of our company.

Effective December 18, 2007, Alex Smid resigned as director and president and Ken Milken was appointed president and chief financial officer of our company.

Ken Milken:

Mr. Milken is a chemical engineer, entrepreneur and senior corporate executive. He is the former chairman and chief executive officer of SolarClone, a leading provider of solar power solutions. He grew the revenues of SolarClone from zero to $80 million in less than three years. Prior to this, Mr. Milken was chairman and CEO of Simco BioTechnologies. From 1982 through 1993, he worked for US Genesis Corporation, eventually serving as vice president of Worldwide Product Engineering, and Mr. Milken was named as chairman of the BioTechnology Committee.

Stephen A. Smith:

During his 30-year career in the international private energy industry, Mr. Smith has lived in Switzerland, the US, Taiwan, Morocco and India. From1978 to 1981 he was vice president of ACC Energy Ventures, responsible for the Middle East and India. Mr. Smith was chief financial officer of Kalatta Energy Corp. from 1984 to 1989. He is currently a director of Brio plc and Brio Limited, a mineral resources group, and is a member of its audit and remuneration Committees.

Our board of directors now consists of Daniel Jackson, Ken Milken, and Stephen A. Smith.

There are no family relationships between any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE ENTERPRISES INC.

Per:

/s/ Ken Milken

Ken Milken

President and Chief Executive Officer

Dated: December 21, 2007

CW1590193.1